UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

June 2, 2008
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CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
organization)		Identification No.)

350 JIM MORAN BLVD., #120
DEERFIELD BEACH, FLORIDA 33442
(Address of principal executive offices)

(954) 252-3440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications  pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 FR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
       Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.
ITEM 1.02   TERMINATION OF MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On June 2, 2008, Stewart Wallach, CHDT Corporation (“CHDT”) Chief Executive Officer and President, and Howard Ullman, CHDT Chairman of the Board of Directors, entered into and consummated a written agreement (“Agreement”) whereby: (a) Mr. Wallach formally executed his May 23, 2008 commitment to the CHDT Board of Directors to voluntarily cancel his non-qualified stock option for 74,666,667 million shares of CHDT Common Stock, $0.0001 par value, (“Common Stock”), leaving 27,733,333 million shares available under that option for purchase by Mr. Wallach at $0.029 per share, and (b) Mr. Wallach purchased 35,000,000 shares of Common Stock and approximately 939,000 shares of CHDT Series B Convertible Preferred Stock, $0.10 par value, (“Series B Stock”) from Mr. Ullman.  The per share purchase price for the shares was $0.0025 for the Common Stock and $0.165 for the Series B Stock, or an aggregate purchase price of approximately $242,435  (“Aggregate Purchase Price”).  The Aggregate Purchase Price was paid by a five-year promissory note issued by Mr. Wallach to Mr. Ullman.  The Note bears interest at five percent per annum and provides for payment of principal and interest in five equal annual installments, each payable on the first annual anniversary of the date of the Note with the first installment due June 2, 2009.  Mr. Wallach may pay such sums with shares of CHDT capital stock that he beneficially own.

Mr. Wallach consented to the termination of the 74,666,667 stock option shares on May 23, 2008, subject to the conditions of the Agreement (including signing and closing of the Agreement on June 2, 2008).  That consent is memorialized in the Agreement and subject to the signing and closing of the Agreement on June 2, 2008.  As a result of the termination of the 74,666,667 stock option shares, the Company is eliminating the incentive compensation expense for all terminated option shares from May 24, 2008, which have not be expensed in CHDT’s historical financial statements as filed with the SEC.  The incentive compensation expense eliminated by the termination of the 74,666,667 stock option shares by Mr. Wallach is estimated to be as follows: (a) $345,028 in incentive compensation expenses in FY 2008 and (b) an aggregate total of $1,725,137 in incentive compensation expenses for FY2008 through FY 20011 (the expense elimination for FY2008 is included in the amount of the total expense elimination for FY2008 through FY20011).

The sale of Series B Stock leaves Mr. Ullman with total ownership of 917,813 shares of Series B Stock (43% of the outstanding shares) and total ownership of 195,769,536 shares of Common Stock (35% of the outstanding shares) and provides Mr. Wallach with total ownership of  65,157,295 shares of Common Stock (12% of the outstanding shares) and 939,000 shares of Series B Stock (44% of the outstanding shares).  The Series B Stock is convertible into shares of Common Stock at 66 2/3 to 1 ratio. Mr. Wallach continues to have a non-qualified stock option for 29.013 million shares of Common Stock at an exercise price of $0.029 per share. Outstanding shares of the Series B Stock is 2,111,813 and outstanding shares of the Common Stock is 561,941,645 – both totals as of May 30, 2008.

CHDT has agreed to register under the Securities Act of 1933 both the shares of Common Stock purchased and the shares of Common Stock issuable upon conversion of the Series B Stock purchased by Mr. Wallach from Mr. Ullman.  Said registration statement should be filed with the SEC in June 2008.  Shares of Common Stock of other members of management will be included in the registration.

CHDT issued a press release on June 2, 2008 about the above Agreement and Agreement’s closing.

The foregoing summary of the Agreement and Press Release and all related disclosures is qualified in its entirety by reference to the actual Agreement and the Press Release, which are attached hereto as exhibits 99.1 and 99.2, respectively.
The Agreement and Press Release and the above summaries shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any filing by CHDT with the Commission.

ITEM 9.01     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Securities Purchase Agreement, dated May 23, 2008 and closed June 2, 2008, by Stewart Wallach and Howard Ullman; and

99.2	June 2, 2008 Press Release issued by CHDT Corporation regarding the Securities Purchase Agreement, dated May 23, 2008 and closed June 2, 2008, by Stewart Wallach and Howard Ullman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

CHDT CORPORATION

Date: June 2, 2008

/s/ Gerry McClinton
	Name:	Gerry McClinton, Chief Operating Officer

ITEM 9.01                                Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Securities Purchase Agreement, dated May 23, 2008 and closed June 2, 2008, by Stewart Wallach and Howard Ullman; and

99.2	June 2, 2008 Press Release issued by CHDT Corporation regarding the Securities Purchase Agreement, dated May 23, 2008 and closed June 2, 2008, by Stewart Wallach and Howard Ullman.